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                                                                      EXHIBIT 11
                MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES

          COMPUTATION OF PRIMARY AND FULLY DILUTED PER SHARE EARNINGS

                      (INCLUDING EFFECT OF FULL DILUTION)

                                                                1993         1992         1991
                                                              --------     --------     --------
                                                              (IN THOUSANDS EXCEPT AS INDICATED)
Shares for computation of primary and fully diluted
  earnings per share:
  Average number of shares outstanding....................     152,700      151,700      149,900
     Common stock equivalents:
       Convertible debentures.............................       4,210        4,210        4,210
       Stock options......................................       1,520        1,210          700
                                                              --------     --------     --------
  Total shares............................................     158,430      157,120      154,810
                                                              --------     --------     --------
                                                              --------     --------     --------
Net income................................................    $221,100     $183,100     $ 44,900
Addback of debenture interest, net........................       5,880        5,970        5,970
                                                              --------     --------     --------
Net income, as adjusted...................................    $226,980     $189,070     $ 50,870
                                                              --------     --------     --------
                                                              --------     --------     --------
Primary and fully diluted earnings per share (in dollar
  amounts)................................................    $   1.45     $   1.21     $    .30
                                                              --------     --------     --------
                                                              --------     --------     --------

     The above dilutive influences are less than 3%.